UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2026
SUPERNUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37835	41-2520873
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9715 Key West Avenue, Rockville, MD    20850

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (301) 838-2500 not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	SUPN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01 Other.

Pursuant to the terms of the Indenture, dated March 17, 2026, by and between Supernus, Inc. (f/k/a Indivior Pharmaceuticals, Inc.; the “Company” or the “Registrant”) and U.S. Bank Trust Company, National Association (the “Indenture”), governing the Company's 0.625% Convertible Senior Notes due 2031 (the “Notes”), as a result of the Special Dividend that was declared by the Company’s board on September 16, 2026, the conversion rate per $1,000 principal amount of Notes has been increased from 24.0033 shares of the Company’s common stock to 30.9355 shares of the Company’s common stock, which reflects a conversion price of approximately $32.33 per share. The conversion rate is subject to customary adjustments upon the occurrence of certain events as described in the Indenture. No bondholders converted their bonds for common stock.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supernus, Inc.

Date: November 3, 2026	By:	/s/ Timothy C. Dec
Name: Timothy C. Dec
Title: Senior Vice President and Chief Financial Officer